Exhibit 99

OFG Bancorp Reports 3Q13 Results

SAN JUAN, Puerto Rico, October 28, 2013 – OFG Bancorp (NYSE: OFG) reported today results for the third quarter ended September 30, 2013.

3Q13 Financial Summary

•         Continued strong core performance in the third quarter of 2013, with income available to common shareholders of $16.2 million, equal to $0.34 per share diluted; net interest margin (NIM) of 5.31%; and tangible book value per common share increased $0.20, to $13.47.

•         In the second quarter of 2013, income available to common shareholders was $34.1 million, or $0.68 per share diluted, which included a net positive impact of $0.43 per share from a $37.0 million tax benefit due to an increase in deferred tax assets, and a $21.0 million increase in loan loss provision due to reclassification of non-performing loans to held-for-sale.

•         In the year ago third quarter, income available to common shareholders was $14.7 million, or $0.35 per share diluted, which included a significantly lower tax rate and a $10.3 million net gain on the sale of securities in connection with OFG’s deleveraging in anticipation of its acquisition of Banco Bilbao Vizcaya Argentaria’s Puerto Rico (BBVA PR) operations.

•         For the nine months ended September 30, 2013, income available to common shareholders increased to $68.0 million, or $1.39 per share diluted, compared to $37.9 million, or $0.92 per share, in the year ago period.

CEO’s Comment

“We are pleased to report that we continued to produce strong core results in the third quarter,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board. “Growing recognition of our solid track record for consistent, quality service in retail and commercial banking and financial services is resulting in our gaining an important and strong market position in Puerto Rico.

“During the quarter, we saw high levels of loan income and production, along with continued strength in retail deposits and fee business. Our NIM is among the best in the industry, and we significantly enhanced credit quality, selling virtually all non-performing residential mortgage loans originated prior to 2010.

“As we announced recently, we completed the conversion of all former BBVA PR businesses to our state-of-the-art technology platform in line with our original integration plan. This will enable us to roll out new, technology-enhanced products and services to our current and target customer base, such as the recently introduced Cuenta Libre (‘Freedom Account’) for online and mobile customers.

“Puerto Rico economic conditions continue to be challenging, as they have been for the last few years.  However, given our earnings trajectory, we are confident we’ll exceed our 2013 guidance of $1.55 GAAP EPS.”

3Q13 Income Statement Analysis

Net Interest Income

•         Total interest income of $120.6 million declined $5.2 million from the preceding quarter, which benefitted from the prepayment of a large acquired loan; other purchase accounting adjustments; and cost recovery of a large covered loan.

•         Total interest expense of $22.0 million increased $2.0 million from the preceding quarter, which included higher deposit premium amortization from acquired certificates of deposit that matured earlier this year. Excluding this, cost of deposits declined to 0.94% from 0.96%.

•         Provision for non-covered loan losses of $9.9 million declined $27.6 million from the preceding quarter, which included the previously mentioned $21.0 million for reclassifying NPLs to held-for-sale. Provision for covered loan losses of $3.1 million increased $1.9 million, reflecting adjustments from our annual comprehensive cash flow reforecasts of all the loan pools.

•         As a result of the above, net interest income after provision for loan losses of $85.7 million increased 27.7% from the preceding quarter, and NIM was 5.31% compared to 5.62%.

Non-Interest Income

•         Total bank and wealth management revenues of $22.1 million declined $1.8 million from the preceding quarter, which benefitted from early repayment fees from the previously mentioned acquired loan.

•         Trust assets managed of $2.7 billion at September 30, 2013 increased 1.25% from $2.6 billion at June 30, 2013 and broker dealer assets gathered of $2.5 billion decreased 11.1% from $2.8 billion. Changes in trust and BD related assets primarily reflect differences in market values.

•         Net amortization of the shared-loss indemnification asset related to the 2010 FDIC-assisted Eurobank acquisition declined $4.0 million from the preceding quarter due to lower cost recoveries of covered loans, as mentioned above.

Non-Interest Expenses & Taxes

•         Operating expenses of $61.0 million declined $2.5 million from the preceding quarter, which included a provision on new taxes, as previously reported. Expenses also benefited from initial cost-savings, primarily from terminating our banking subsidiary’s third party loan servicing agreement.

•         Merger and restructuring costs totaled $2.3 million compared to $5.3 million in the preceding quarter. Integration expenses are projected to total approximately $13.1 million in 2013, including $3.7 million for terminating the loan servicing agreement mentioned above.

•         Income tax expense was $6.6 million compared to a benefit of $31.9 million in the preceding quarter, due to the previously mentioned $37.0 million increase in OFG’s deferred tax asset. The applicable rate of 35.0% in the third quarter of 2013 benefitted from one-time items from BBVA PR tax positions and remeasured purchase accounting adjustments.

September 30, 2013 Balance Sheet Analysis

Loans & Deposits

•         The non-covered loan portfolio increased $158.3 million, to $4.8 billion, from the preceding quarter primarily due to increases in commercial, residential mortgage, and consumer loans. Auto loan balances remained stable.

•         Loan production increased $222.5 million from the preceding quarter, to a record $549.5 million. Production of government, commercial and institutional loans was $263.1 million higher than the preceding quarter. Production of residential mortgage loans declined $40.6 million in line with overall market conditions. Production of auto and consumer loans remained stable.

•         Net loans covered under loss share agreements with the FDIC continued to pay down, declining $7.8 million from the second quarter of 2013, to $361.6 million.

•         Deposits declined $55.2 million from the preceding quarter, to $5.6 billion, reflecting level retail deposits, a slight increase in brokered deposits, and a decline in institutional deposits.

Investment Securities & Borrowings

•         Investment securities totaled $1.7 billion, down $156.8 million from the second quarter of 2013, primarily due to repayments of federally insured, mortgage backed securities. Borrowings of $1.7 billion declined $14.4 million.

Stockholders’ Equity

•         Total stockholders’ equity of $879.7 million increased $8.8 million from the second quarter of 2013 as growth in retained earnings more than offset a $4.9 million reduction in accumulated other comprehensive income from lower unrealized gains primarily on agency MBS.

•         On a per common share basis, tangible book value of $13.47 increased $0.20 from $13.27 in the second quarter of 2013.

Other 3Q13 Highlights

•         A total of $122.0 million of residential mortgage NPLs were sold, consisting of $62.0 million ($3.0 million more than anticipated last quarter) originated by Oriental Bank, our banking subsidiary, and $60.0 million acquired from BBVA PR.  The blended price was 49.2% of unpaid principal balance, in line with previously stated expectations.

•         Net credit losses of $5.1 million compare to $5.6 million in the preceding quarter, (excluding the previously reported charge-off of mortgage loans in the second quarter related to the mark-to-market adjustment on the residential NPLs). NPLs of $79.6 million compare to $88.5 million in the preceding quarter.

•         The allowance for loan losses as a percentage of loans held for investments (excluding acquired loans) was 2.03% compared to 2.57% in the preceding quarter. The decline reflects a combination of lower NPL balances and higher loan balances. The allowance for loan and lease losses to NPLs (excluding acquired loans) was 59.8% at September 30, 2013.

•         Credit quality of the acquired loans remained in line with expectations.

•         Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution. Compared to the preceding quarter, tangible common equity to total tangible assets of 7.43% increased from 7.27%, leverage capital ratio of 8.74% increased from 8.54%, tier 1 risk-based capital ratio increased to 14.24% from 14.12%, and total risk-based capital ratio was 16.03% versus 16.19%.

Conference Call

A conference call to discuss OFG’s results for the third quarter of 2013, outlook and related matters will be held Tuesday, October 29, 2013 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for 3Q13 can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

About OFG Bancorp

Now in its 49th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 55 financial centers. Investor information can be found at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) difficulties in integrating BBVA PR into OFG’s operations; (ii) the amounts by which our assumptions related to the acquisition fail to approximate actual results; (iii) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (iv) changes in interest rates, as well as the magnitude of such changes; (v) the fiscal and monetary policies of the federal government and its agencies; (vi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; and (xi) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@ofgbancorp.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder& Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our September 30, 2013 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary	1-2
Table 2:	Statements of Operations	3
Table 3:	Statements of Financial Condition	4-5
Table 4:	Information on Loans and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Statements, Statistical Summary, and Loan Information	14
OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)(3)
		2013	2013	2013	2012	2012
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4	Q3
Earnings
Net interest income		$98,632	$105,800	$93,072	$43,356	$40,744
Non-interest income (loss), net	(4)	3,821	7,365	10,643	(18,043)	14,381
Total revenue		102,453	113,165	103,715	25,313	55,125
Provision for loan and lease losses		12,974	38,738	8,588	4,436	3,821
Operating expenses		61,021	63,548	61,275	36,293	31,649
Merger and restructuring charges	(5)	2,252	5,274	5,534	4,990	-
Net income (loss) before income taxes		26,206	5,605	28,318	(20,406)	19,655
Income tax expense (benefit)	(6)	6,585	(31,934)	7,126	(1,587)	14,722
Net income (loss)		19,621	37,539	21,192	(18,819)	17,761
Preferred stock dividends	(7)	(3,465)	(3,466)	(3,465)	(4,499)	(3,039)
Net income (loss) available to common stockholders		$16,156	$34,073	$17,727	$(23,318)	$14,722
Common Share Statistics
Earnings (loss) per common share - basic	(8)	$0.35	$0.75	$0.39	$(0.53)	$0.36
Earnings (loss) per common share - diluted	(9)	$0.34	$0.68	$0.37	$(0.53)	$0.35
Common shares outstanding (period end)	(10)	45,661	45,640	45,621	45,580	40,746
Weighted average common shares and share equivalents:
Average common shares outstanding		45,927	45,630	45,595	43,808	40,738
Effect of dilutive securities:
Average potential common shares-options		257	200	159	119	102
Average potential common shares-assuming convertible preferred stock		7,138	7,138	7,138	7,138	7,138
Total weighted average common shares outstanding and equivalents		53,322	52,968	52,892	51,065	47,978
Cash dividends per common share		$0.06	$0.06	$0.06	$0.06	$0.06
Book value per common share (period end)		$15.63	$15.45	$15.44	$15.31	$15.40
Tangible book value per common share (period end)	(11)	$13.47	$13.27	$13.25	$13.10	$15.30
Balance Sheet (Period End)
Loans held for investment	(12)	$5,133,978	$4,948,386	$5,157,050	$5,136,722	$1,601,102
Interest-earning assets		7,448,091	7,436,090	7,731,096	8,190,839	5,460,965
Total assets		8,380,225	8,435,934	8,705,444	9,196,262	6,051,657
Interest-bearing liabilities		7,330,558	7,400,170	7,677,359	8,177,231	5,193,845
Total deposits		5,610,437	5,665,601	5,564,165	5,690,567	2,215,217
Borrowings		1,720,121	1,734,569	2,113,194	2,486,664	2,978,628
Stockholders' equity		879,726	870,924	870,242	863,606	771,687
Balance Sheet (Quarterly Average Balances)
Average loans held for investment	(12)	$5,133,214	$5,053,426	$5,085,517	$2,172,888	$1,609,525
Average interest-earning assets		7,436,171	7,532,517	7,744,912	5,900,251	5,787,501
Average total assets		8,391,715	8,479,294	8,799,441	6,486,925	6,427,211
Average interest-bearing deposits		4,811,176	4,850,631	4,836,908	2,453,805	2,029,664
Average total deposits		5,654,266	5,612,807	5,593,725	2,737,101	2,213,773
Average borrowings		1,734,497	1,863,358	2,198,599	2,861,517	3,354,691
Average stockholders' equity		868,314	864,654	860,989	829,660	770,980
Average common stockholders' equity		702,444	698,784	695,112	671,558	629,892

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (Continued) (2)(3)
		2013	2013	2013	2012	2012
(Dollars in thousands, except per share data) (unaudited)		Q3	Q2	Q1	Q4	Q3
Performance Metrics
Net interest income growth (quarter over quarter)		-7%	14%	115%	6%	21%
Non-interest income growth (quarter over quarter)		-48%	-31%	159%	-225%	-17%
Total net revenue growth (quarter over quarter)		-9%	9%	310%	-54%	8%
Total net revenue margin	(13)	5.51%	6.01%	5.36%	1.72%	3.81%
Net interest margin	(14)	5.31%	5.62%	4.81%	2.94%	2.82%
Return on average assets	(15)	0.94%	1.77%	0.96%	-1.16%	1.11%
Return on average common stockholders' equity	(16)	9.20%	19.50%	10.20%	-13.89%	9.35%
Return on average tangible common stockholders' equity	(17)	10.71%	22.75%	11.92%	-14.25%	9.41%
Non-interest expense as a % of average loans held for investment	(18)	4.75%	5.03%	4.82%	6.68%	7.87%
Efficiency ratio	(19)	52.39%	53.07%	57.70%	68.62%	60.87%
Effective income tax rate	(6)	25.13%	-569.74%	25.16%	7.78%	9.64%
Full-time equivalent employees, period end		1,558	1,573	1,565	1,654	759
Credit Quality Metrics	(20)
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$47,573	$45,701	$42,334	$39,921	$39,120
Allowance as a % of loans held for investment		2.03%	2.57%	2.91%	3.23%	3.29%
Net charge-offs		$5,058	$32,552	$3,383	$2,653	$1,882
Net charge-off rate	(21)	0.98%	8.87%	1.07%	0.86%	0.64%
Early delinquency rate (30 - 89 days past due)	(26) (27)	2.17%	2.71%	6.54%	6.48%	3.24%
Total delinquency rate (30 days and over)	(26) (27)	6.06%	7.43%	15.16%	17.73%	12.20%
Capital Ratios	(22)
Leverage ratio		8.74%	8.54%	8.07%	6.55%	10.91%
Tier 1 common ratio		10.24%	10.09%	9.56%	9.36%	31.03%
Tier 1 risk-based capital ratio		14.24%	14.12%	13.42%	13.18%	36.33%
Total risk-based capital ratio		16.03%	16.19%	15.45%	15.40%	37.63%
Tangible common equity ("TCE") ratio		7.43%	7.27%	7.02%	6.57%	10.31%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)(3)
		Quarter Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data) (unaudited)		2013	2013	2012	2013	2012
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$87,196	$90,611	$17,964	$258,070	$53,308
Loans covered under shared-loss agreements with the FDIC		21,657	23,999	22,283	65,884	64,167
Total interest income from loans		108,853	114,610	40,247	323,954	117,475
Investment securities		11,789	11,198	25,439	36,123	78,918
Total interest income		120,642	125,808	65,686	360,077	196,393
Interest expense:
Deposits
Core deposits		9,947	8,885	5,948	27,117	19,935
Brokered deposits		1,387	603	766	3,639	2,657
Total deposits		11,334	9,488	6,714	30,756	22,592
Borrowings		10,676	10,520	18,228	31,817	59,890
Total interest expense		22,010	20,008	24,942	62,573	82,482
Net interest income		98,632	105,800	40,744	297,504	113,911
Provision for non-covered loan and lease losses		9,900	37,527	3,600	55,343	10,400
Provision for covered loan and lease losses, net		3,074	1,211	221	4,957	8,845
Total provision for loan and lease losses, net		12,974	38,738	3,821	60,300	19,245
Net interest income after provision for loan and lease losses		85,658	67,062	36,923	237,204	94,666
Non-interest income:
Banking service revenues		12,642	13,334	3,006	38,358	9,231
Financial services revenues		7,394	8,030	6,042	23,084	17,835
Mortgage banking activities		2,098	2,525	2,204	7,776	7,142
Total banking and financial services revenues		22,134	23,889	11,252	69,218	34,208
FDIC shared-loss expense, net		(15,965)	(19,965)	(8,096)	(48,801)	(18,505)
Net gain (loss) on:
Sales of securities and derivative activities		(914)	1,109	34,562	(632)	52,760
Early extinguishment of borrowings		-	-	(24,312)	1,061	(24,312)
Other	(28) (23)	(1,434)	2,332	975	982	198
Total non-interest income, net		3,821	7,365	14,381	21,828	44,349
Non-interest expense:
Compensation and employee benefits		22,590	24,089	11,323	69,927	32,873
Rent and occupancy costs		8,270	8,066	4,197	25,552	12,698
Merger and restructuring charges	(5)	2,252	5,274	-	13,060	-
General and administrative expenses		30,161	31,393	16,129	90,364	45,185
Total non-interest expense		63,273	68,822	31,649	198,903	90,756
Income before income taxes		26,206	5,605	19,655	60,129	48,259
Income tax expense (benefit)		6,585	(31,934)	1,894	(18,223)	4,888
Net income		19,621	37,539	17,761	78,352	43,371
Less: dividends on preferred stock		(3,465)	(3,466)	(3,039)	(10,396)	(5,440)
Net income available to common shareholders		$16,156	$34,074	$14,722	$67,956	$37,931

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)(3)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)	2013	2013	2013	2012	2012
Cash and cash equivalents	$657,520	$748,313	$561,446	$868,695	$515,558
Securities purchased under agreements to resell	85,000	-	60,000	80,000	270,000
Investments:
Trading securities	2,124	2,209	1,787	495	1,514
Investment securities available-for-sale, at fair value, with amortized cost of $1,654,133
(June 30, 2013 - $1,807,335; March 31, 2013 - $1,948,685; December 31, 2012 - $2,118,825;
September 30, 2012 - $2,228,629):
Mortgage-backed securities	1,526,485	1,650,165	1,837,613	2,000,012	1,813,466
Other investment securities	150,763	186,064	175,542	194,274	480,084
Total investment securities available-for-sale	1,677,248	1,836,229	2,013,155	2,194,286	2,293,550
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of
$874,921 at September 30, 2012	-	-	-	-	835,084
Federal Home Loan Bank (FHLB) stock, at cost	24,470	22,156	33,458	38,411	22,865
Other investments	65	66	66	73	69
Total investments	1,703,907	1,860,660	2,048,466	2,233,265	3,153,082
Securities sold but not yet delivered	1,866	16,732	-	-	-
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial	1,979,488	1,737,499	1,893,458	1,833,651	338,364
Mortgage	1,473,422	1,528,049	1,575,229	1,606,439	771,747
Consumer	253,754	246,387	240,548	240,839	43,631
Auto and Leasing	1,065,750	1,067,071	1,068,081	1,060,486	33,772
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,772,414	4,579,006	4,777,316	4,741,415	1,187,514
Less: Deferred loan costs (fees), net	120	(831)	(2,138)	(3,463)	(3,875)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,772,534	4,578,175	4,775,178	4,737,952	1,183,639
Allowance for loan and lease losses on non-covered loans	(49,614)	(46,625)	(42,720)	(39,921)	(39,120)
Loans receivable held for investment, net	4,722,920	4,531,550	4,732,458	4,698,031	1,144,519
Mortgage loans held for sale	47,085	78,350	77,644	64,145	38,211
Total loans not covered under shared-loss agreements with the FDIC, net	4,770,005	4,609,900	4,810,102	4,762,176	1,182,730

Loans covered under shared-loss agreements with the FDIC	418,119	423,372	432,708	449,431	470,453
Allowance for loan and lease losses on covered loans	(56,555)	(53,992)	(52,974)	(54,124)	(56,865)
Loans covered under shared-loss agreements with the FDIC, net	361,564	369,380	379,734	395,307	413,588
Total loans, net	5,131,569	4,979,280	5,189,836	5,157,483	1,596,318
Other assets:
FDIC shared-loss indemnification asset	207,908	236,472	266,958	286,799	328,573
Derivative assets	21,345	19,655	23,233	21,889	18,495
Prepaid expenses	16,967	23,568	22,852	26,047	19,001
Deferred tax asset, net	147,968	159,316	122,026	126,652	35,912
Foreclosed real estate and repossessed properties	94,086	91,267	87,802	80,257	39,893
Premises and equipment, net	83,145	84,300	83,461	84,997	19,268
Goodwill	86,069	86,069	86,069	86,069	2,701
Accounts receivable and other assets	142,875	130,302	153,295	144,109	52,856
Total assets	$8,380,225	$8,435,934	$8,705,444	$9,196,262	$6,051,657

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)(3)
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)	2013	2013	2013	2012	2012
Deposits:
Core deposits	$4,815,765	$4,891,509	$4,723,733	$4,762,401	$2,073,493
Brokered deposits	794,672	774,092	840,432	928,166	141,724
Total deposits	5,610,437	5,665,601	5,564,165	5,690,567	2,215,217
Borrowings:
Short-term borrowings	-	-	60,829	92,210	-
Securities sold under agreements to repurchase	1,267,423	1,313,870	1,491,675	1,695,247	2,652,366
Advances from FHLB and other borrowings	340,010	292,306	432,642	543,268	290,179
Federal funds purchased	13,202	29,432	29,612	9,901	-
Subordinated capital notes	99,486	98,961	98,436	146,038	36,083
Total borrowings	1,720,121	1,734,569	2,113,194	2,486,664	2,978,628
Other liabilities:
Derivative liabilities	16,741	16,701	24,024	26,260	58,269
Acceptances outstanding	31,881	30,571	32,512	26,996	232
Accrued expenses and other liabilities	121,319	117,568	101,307	102,169	27,624
Total liabilities	7,500,499	7,565,010	7,835,202	8,332,656	5,279,970
Stockholders' equity:
Preferred stock	176,000	176,000	176,000	176,000	152,000
Common stock	52,691	52,689	52,671	52,671	47,842
Additional paid-in capital	538,231	538,105	537,500	537,453	495,155
Legal surplus	59,867	57,906	54,128	52,143	54,407
Retained earnings	122,747	111,292	83,739	70,734	94,520
Treasury stock, at cost	(80,642)	(80,834)	(80,847)	(81,275)	(81,300)
Accumulated other comprehensive income, net	10,832	15,766	47,051	55,880	9,063
Total stockholders' equity	879,726	870,924	870,242	863,606	771,687
Total liabilities and stockholders' equity	$8,380,225	$8,435,934	$8,705,444	$9,196,262	$6,051,657

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands) (unaudited)		2013	2013	2013	2012	2012
Acquired loans:	(1)
Non-covered loans
Acquired loans accounted for under ASC 310-30
Period-end unpaid principal balance		$2,091,796	$2,445,112	$2,776,136	$2,914,527	$-
Period-end loans held for investment carrying amount		1,915,620	2,211,797	2,500,091	2,612,819	-
Average loans held for investment		2,165,289	2,372,086	2,558,338	401,388	-
Acquired loans not accounted for under ASC 310-30
Period-end unpaid principal balance		494,286	566,642	791,360	861,065	-
Period-end loans held for investment carrying amount		514,323	587,136	822,031	893,823	-
Average loans held for investment		545,233	838,332	867,008	131,907	-
Covered loans
Acquired loans accounted for under ASC 310-30
Period-end unpaid principal balance		861,900	897,184	931,923	989,236	1,023,825
Period-end loans held for investment carrying amount		361,564	369,380	379,734	395,307	413,588
Average loans held for investment		366,703	374,611	391,003	408,366	437,683

Total acquired loans
Period-end unpaid principal balance		3,447,982	3,908,938	4,499,419	4,764,828	1,023,825
Period-end loans held for investment carrying amount		2,791,507	3,168,313	3,701,856	3,901,949	413,588
Average loans held for investment		3,077,225	3,585,029	3,816,349	941,661	437,683

Originated and other loans held for investment:
Period-end unpaid principal balance		2,285,520	1,526,364	1,421,027	1,192,904	1,187,514
Period-end loans held for investment carrying amount		2,342,471	1,780,073	1,455,194	1,234,773	1,187,514
Average loans held for investment		2,055,989	1,468,397	1,269,168	1,231,227	1,171,842

Total loans
Period-end unpaid principal balance		$5,733,502	$5,435,302	$5,920,446	$5,957,732	$2,211,339
Period-end loans held for investment carrying amount		5,133,978	4,948,386	5,157,050	5,136,722	1,601,102
Average loans held for investment		5,133,214	5,053,426	5,085,517	2,172,888	1,609,525

		2013	2013	2013	2012	2012
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Quarterly loan production
Mortgage		$60,676	$101,279	$77,124	$61,795	$46,985
Commercial		365,300	104,345	74,004	56,270	43,572
Consumer		28,586	26,634	22,614	9,451	9,528
Auto and Leasing		94,967	94,737	100,981	20,011	6,301
Total		$549,529	$326,995	$274,723	$147,527	$106,386

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2013 Q3			2013 Q2			2013 Q1			2012 Q4			2012 Q3
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$538,839	$241	0.18%	$541,038	$242	0.18%	$551,242	$308	0.22%	$968,490	$473	0.20%	$831,310	$408	0.20%
Investment securities	1,764,118	11,548	2.62%	1,938,053	10,956	2.26%	2,108,153	12,828	2.43%	2,758,873	16,020	2.32%	3,346,666	25,031	2.99%
Loans
Originated and other loans	2,055,989	29,930	5.82%	1,468,397	22,512	6.13%	1,269,168	20,316	6.40%	1,231,227	17,756	5.77%	1,171,842	17,963	6.13%
Acquired loans accounted for under ASC 310-30	2,165,289	48,355	8.93%	2,165,289	54,429	9.18%	2,558,338	47,670	7.45%	401,388	7,868	7.84%	-	-	-%
Acquired loans not accounted for under ASC 310-30	545,233	8,911	6.54%	838,332	13,670	6.52%	867,008	12,277	5.66%	131,907	1,063	3.22%	-	-	-%
Loans covered under shared-loss agreements with the FDIC	366,703	21,657	23.62%	374,611	23,999	25.63%	391,003	20,229	20.69%	408,366	21,209	20.77%	437,683	22,284	20.37%
Total loans	5,133,214	108,853	8.48%	5,053,426	114,610	9.07%	5,085,517	100,492	7.90%	2,172,888	47,896	8.82%	1,609,525	40,247	10.00%
Total interest-earning assets	$7,436,171	$120,642	6.49%	$7,532,517	$125,808	6.68%	$7,744,912	$113,628	5.87%	$5,900,251	$64,389	4.37%	$5,787,501	$65,686	4.54%

Interest bearing liabilities:
Deposits
Core deposits	$4,854,543	$11,622	0.96%	$4,754,608	$11,663	0.98%	$4,737,274	$12,799	1.08%	$2,478,250	$6,321	1.02%	$2,071,407	$6,020	1.16%
Brokered deposits	799,723	1,679	0.84%	858,199	1,790	0.83%	856,451	1,989	0.93%	258,851	975	1.51%	142,366	766	2.15%
	5,654,266	13,301	0.94%	5,612,807	13,453	0.96%	5,593,725	14,788	1.06%	2,737,101	7,296	1.07%	2,213,773	6,786	1.23%
Purchase accounting and other adjustments	-	(1,967)	-	-	(3,965)	-	-	(4,853)	-	-	(242)	-	-	(72)	-
Total deposits	5,654,266	11,334	0.80%	5,612,807	9,488	0.68%	5,593,725	9,935	0.71%	2,737,101	7,054	1.03%	2,213,773	6,714	1.21%
Borrowings
Securities sold under agreements to repurchase	1,268,544	7,211	2.27%	1,356,716	7,109	2.10%	1,525,575	7,248	1.90%	2,447,747	11,161	1.82%	3,029,037	15,344	2.03%
Advances from FHLB and other borrowings	366,692	2,321	2.53%	407,994	2,241	2.20%	529,365	1,713	1.29%	360,971	2,311	2.56%	289,571	2,561	3.54%
Subordinated capital notes	99,261	1,144	4.61%	98,648	1,170	4.74%	143,659	1,660	4.62%	52,799	507	3.84%	36,083	323	3.58%
Total borrowings	1,734,497	10,676	2.46%	1,863,358	10,520	2.26%	2,198,599	10,621	1.93%	2,861,517	13,979	1.95%	3,354,691	18,228	2.17%
Total interest-bearing liabilities	$7,388,763	$22,010	1.19%	$7,476,165	$20,008	1.07%	$7,792,324	$20,556	1.06%	$5,598,618	$21,033	1.50%	$5,568,464	$24,942	1.79%
Interest rate spread		$98,632	5.30%		$105,800	5.61%		$93,072	4.81%		$43,356	2.87%		$40,744	2.75%
Interest rate margin			5.31%			5.62%			4.81%			2.94%			2.82%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2013	2013	2013	2012	2012
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Net Charge-offs
Mortgage:
Charge-offs	(24)	$1,758	$29,119	$2,588	$1,871	$1,752
Recoveries		-	-	-	-	(131)
Total mortgage		1,758	29,119	2,588	1,871	1,621
Commercial:
Charge-offs		2,234	2,887	557	658	65
Recoveries		(28)	(234)	(28)	(27)	(28)
Total commercial		2,206	2,653	529	631	37
Consumer:
Charge-offs		465	323	246	176	198
Recoveries		(37)	(43)	(65)	(41)	(46)
Total consumer		428	280	181	135	152
Auto and Leasing:
Charge-offs		1,305	709	91	35	74
Recoveries		(639)	(209)	(6)	(19)	(2)
Total auto and leasing		666	500	85	16	72
Total		$5,058	$32,552	$3,383	$2,653	$1,882
Net Charge-off Rates
Mortgage		0.93%	14.54%	1.40%	0.92%	0.83%
Commercial		0.95%	2.63%	0.56%	0.76%	0.05%
Consumer		1.83%	1.52%	1.31%	1.21%	1.48%
Auto and Leasing		0.98%	1.05%	0.34%	0.18%	0.95%
Total		0.98%	8.87%	1.07%	0.86%	0.64%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$710,132	$722,785	$772,640	$775,778	$771,735
GNMA's buy-back option program		32,511	32,513	20,190	25,676	-
Total mortgage		742,643	755,298	792,830	801,454	771,735
Commercial		1,172,617	702,075	450,312	349,075	339,480
Consumer		113,509	89,608	65,363	46,667	42,527
Auto and Leasing		313,702	233,092	146,689	37,577	33,772
Total		$2,342,471	$1,780,073	$1,455,194	$1,234,773	$1,187,514
Average Loans Held For Investment
Mortgage		$757,752	$801,079	$737,402	$817,672	$781,838
Commercial		932,853	403,016	377,593	333,939	318,716
Consumer		93,657	73,864	55,125	44,764	41,022
Auto and Leasing		271,727	190,438	99,048	34,852	30,266
Total		$2,055,989	$1,468,397	$1,269,168	$1,231,227	$1,171,842

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2013	2013	2013	2012	2012
(Dollars in thousands) (unaudited)		Q3	Q2	Q1	Q4	Q3
Early Delinquency (30 - 89 days past due)
Mortgage	(26) (27)	$23,119	$23,622	$87,147	$68,898	$35,284
Commercial		4,560	12,804	4,069	9,866	1,916
Consumer		1,983	835	680	839	624
Auto and Leasing		21,186	10,901	3,313	381	688
Total		$50,848	$48,162	$95,209	$79,984	$38,512
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(26) (27)	3.11%	3.13%	10.99%	8.60%	4.57%
Commercial		0.39%	1.82%	0.90%	2.83%	0.56%
Consumer		1.75%	0.93%	1.04%	1.80%	1.47%
Auto and Leasing		6.75%	4.68%	2.26%	1.01%	2.04%
Total		2.17%	2.71%	6.54%	6.48%	3.24%
Total Delinquency (30 days and over past due)
Mortgage:	(26) (27)
Traditional, Non traditional, and Loans under Loss Mitigation		$55,848	$60,346	$168,357	$163,931	$123,181
GNMA's buy-back option program		32,511	32,513	20,190	25,676	-
Total mortgage		88,359	92,859	188,547	189,607	123,181
Commercial		27,249	26,251	27,714	27,580	20,109
Consumer		2,408	1,205	1,021	1,248	879
Auto and Leasing		23,822	11,997	3,385	511	699
Total		$141,838	$132,312	$220,667	$218,946	$144,869
Total Delinquency Rates (30 days and over past due)
Mortgage:	(26) (27)
Traditional, Non traditional, and Loans under Loss Mitigation		7.52%	7.99%	21.23%	20.45%	15.96%
GNMA's buy-back option program		4.38%	4.30%	2.55%	3.20%	0.00%
Total mortgage		11.90%	12.29%	23.78%	23.66%	15.96%
Commercial		2.32%	3.74%	6.15%	7.90%	5.92%
Consumer		2.12%	1.34%	1.56%	2.67%	2.07%
Auto and Leasing		7.59%	5.15%	2.31%	1.36%	2.07%
Total		6.06%	7.43%	15.16%	17.73%	12.20%
Nonperforming Assets	(25)
Mortgage	(26) (27)	$45,596	$55,667	$99,110	$115,002	$87,896
Commercial		30,837	32,430	30,756	29,506	29,649
Consumer		490	324	371	442	276
Auto and Leasing		2,661	35	219	131	11
Total nonperforming loans		79,584	88,456	130,456	145,081	117,832
Foreclosed real estate		19,885	18,995	19,025	17,380	17,765
Other repossessed assets		234	99	52	24	97
Mortgage loans held for sale		654	26,586	-	319	1,247
Total nonperforming assets		$100,357	$134,136	$149,533	$162,804	$136,941
Nonperforming Loan Rates
Mortgage	(26) (27)	6.14%	7.37%	12.50%	14.35%	11.39%
Commercial		2.63%	4.62%	6.83%	8.45%	8.73%
Consumer		0.43%	0.36%	0.57%	0.95%	0.65%
Auto and Leasing		0.85%	0.02%	0.15%	0.35%	0.03%
Total loans		3.40%	4.97%	8.96%	11.75%	9.92%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter Ended September 30, 2013
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Originated
Balance at beginning of period		$21,375	$17,624	$2,341	$3,641	$720	$45,701
Provision for loan and lease losses		1,375	(703)	2,915	3,143	200	6,930
Charge-offs		(1,758)	(2,234)	(465)	(1,305)	-	(5,762)
Recoveries		-	28	37	639	-	704
Balance at end of period		$20,992	$14,715	$4,828	$6,118	$920	$47,573

Acquired
Balance at beginning of period		$-	$924	$-	$-	$-	$924
Provision for loan and lease losses		-	431	1,145	1,394	-	2,970
Charge-offs		-	-	(1,233)	(1,598)	-	(2,831)
Recoveries		-	6	88	884	-	978
Balance at end of period		$-	$1,361	$-	$680	$-	$2,041

Total non-covered loans
Balance at beginning of period		$21,375	$18,548	$2,341	$3,641	$720	$46,625
Provision for loan and lease losses		1,375	(272)	4,060	4,537	200	9,900
Charge-offs	(24)	(1,758)	(2,234)	(1,698)	(2,903)	-	(8,593)
Recoveries		-	34	125	1,523	-	1,682
Balance at end of period		$20,992	$16,076	$4,828	$6,798	$920	$49,614

Covered loans
Balance at beginning of period		$3,815	$49,499	$678	$-	$-	$53,992
Provision for loan and lease losses, net		5,222	(2,136)	(12)	-	-	3,074
FDIC shared-loss portion of provision for covered loan and lease losses, net		(36)	(428)	(47)	-	-	(511)
Balance at end of period		$9,001	$46,935	$619	$-	$-	$56,555

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended September 30, 2013
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$305,935	$113,949	$24,078	$99,178	$18,345	$561,485
Accretion	(11,062)	(14,204)	(7,982)	(12,483)	(2,621)	(48,352)
Transfers from non-accretable discount	-	890	5,120	-	-	6,010
Balance at end of period	$294,873	$100,635	$21,216	$86,695	$15,724	$519,143

Non-Accretable Discount
Balance at beginning of period	$498,031	$54,151	$52,533	$50,548	$30,968	$686,231
Principal losses	(28,720)	(1,771)	(9,915)	(2,398)	(1,496)	(44,300)
Transfers to accretable yield	-	(890)	(5,120)	-	-	(6,010)
Balance at end of period	$469,311	$51,490	$37,498	$48,150	$29,472	$635,921

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$50,493	$94,876	$4,392	$15,023	$2,348	$167,132
Accretion	(4,576)	(11,484)	(927)	(4,407)	(263)	(21,657)
Transfers from non-accretable discount	10,916	8,325	(175)	3,262	741	23,069
Balance at end of period	$56,833	$91,718	$3,290	$13,878	$2,826	$168,545

Non-Accretable Discount
Balance at beginning of period	$60,503	$117,733	$-	$3,360	$10,663	$192,259
Principal losses	(7,265)	(246)	(175)	(98)	21	(7,763)
Transfers to accretable yield	(10,916)	(8,325)	175	(3,262)	(741)	(23,069)
Balance at end of period	$42,322	$109,162	$-	$-	$9,943	$161,427

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2013	2013	2013	2012	2012
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$868,314	$864,654	$860,989	$829,660	$770,980
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(166,870)	(148,348)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,123	8,768	7,260
Average total common stockholders' equity	$702,444	$698,784	$695,112	$671,558	$629,892
Less: Average intangible assets	(99,048)	(99,660)	(100,308)	(17,038)	(3,802)
Average tangible common equity	$603,396	$599,124	$594,804	$654,520	$626,090
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$879,726	$870,924	$870,242	$863,606	$771,687
Less: Intangible assets	(98,625)	(99,270)	(99,915)	(100,559)	(3,780)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(152,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,115	7,639
Tangible common equity	$615,231	$605,784	$604,457	$597,162	$623,546

Common stock outstanding at end of period	45,661	45,640	45,621	45,580	40,746
Tangible book value	$13.47	$13.27	$13.25	$13.10	$15.30
Total Assets to Tangible Assets
Total assets	$8,380,225	$8,435,934	$8,705,444	$9,196,262	$6,051,657
Less: Intangible assets	(98,625)	(99,270)	(99,915)	(100,559)	(3,780)
Tangible assets	$8,281,600	$8,336,664	$8,605,529	$9,095,703	$6,047,877
Non-GAAP TCE Ratio
Tangible common equity	$615,231	$605,784	$604,457	$597,162	$623,546
Tangible assets	8,281,600	8,336,664	8,605,529	9,095,703	6,047,877
TCE ratio	7.43%	7.27%	7.02%	6.57%	10.31%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2013	2013	2013	2012	2012
(Dollars in thousands) (unaudited)	Q3	Q2	Q1	Q4	Q3
Regulatory Capital Ratios
Total stockholders' equity	$879,726	$870,924	$870,242	$863,606	$771,687
Less: Unrealized gains on available-for-sale securities, net of income tax	(20,324)	(25,400)	(58,393)	(68,245)	(60,098)
Unrealized losses on cash flow hedges, net of income tax	9,492	9,634	11,342	12,365	51,035
Disallowed goodwill and other intangible assets	(98,625)	(89,584)	(77,867)	(69,388)	(3,780)
Disallowed deferred tax assets	(89,275)	(96,473)	(80,384)	(80,242)	(26,322)
Disallowed servicing assets	(1,365)	(1,299)	(1,154)	(1,079)	(1,064)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(152,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,115	7,639
Tier 1 common equity capital	513,759	501,932	497,916	491,132	587,098
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	68,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,115)	(2,662)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	714,629	702,802	698,786	692,017	687,435
Plus: Long-term debt qualifying as Tier 2 capital	26,800	40,200	40,200	50,200	-
Qualifying allowance for loan and lease losses	63,292	62,683	65,475	65,971	24,551
Tier 2 capital	90,092	102,883	105,675	116,171	24,551
Total risk-based capital	$804,721	$805,685	$804,461	$808,188	$711,986

Risk-weighted assets	$5,019,563	$4,975,818	$5,207,394	$5,249,270	$1,892,021

Leverage ratio	8.74%	8.54%	8.07%	6.55%	10.91%
Tier 1 common ratio	10.24%	10.09%	9.56%	9.36%	31.03%
Tier 1 risk-based capital ratio	14.24%	14.12%	13.42%	13.18%	36.33%
Total risk-based capital ratio	16.03%	16.19%	15.45%	15.40%	37.63%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category".

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)

Results for Q4 2012 and thereafter include the impact of the December 18, 2012 acquisition of BBVAPR, which resulted in the addition of loans of $3.56 billion, other assets of $1.27 billion, and deposits of $3.50 billion at acquisition.

(4)

Results for Q4 2012 include $22.9 million net loss from implementation of the second phase of the deleveraging plan in connection with the acquisition of BBVAPR Companies. During 4Q12, Oriental sold $486 million in investment securities and paid down or early extinguished $957 million of repurchase agreement funding (repos).

(5)

Results for Q4 2012 and thereafter include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 is estimated to be around $13.1 million.

(6)

Tax benefit for Q2 2013 includes three items:  (i) $35.7 million gain from an increase in OFG's Deferred Tax Asset as a result of the Tax Amendments, which raised corporate income taxes to 39% from 30%; (ii) Q2 2013 income taxes at OFG's effective tax rate of 35.5%; and (iii) an amount to bring the Q1 2013 effective rate up to 35.5%, from the previously recorded 25.2%.

(7)	Preferred stock dividends in Q3 2012 and thereafter include new dividends on preferred shares issued in Q3 2012 and Q4 2012 as part of the Company’s capital raise plan for the BBVAPR acquisition.
(8)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(9)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(10)	Common shares outstanding in Q4 2012 and thereafter include 4.8 million of common shares issued in Q4 2012 as part of the Company’s capital raise plan for the BBVAPR acquisition.
(11)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 11: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)

Information includes all loans, including all acquired loans in the BBVA PR acquisition and in the Eurobank FDIC-Assisted acquisition. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.

(13)	Calculated based on annualized total net revenue for the period divided by average interest-earning assets for the period.
(14)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(15)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(16)	Calculated based on annualized net income available to common stockholders for the period divided by average common stockholders' equity for the period.
(17)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(18)	Calculated based on annualized non-interest expense for the period, excluding merger and restructuring charges, divided by average loans held for investment for the period.
(19)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and wealth management revenues for the period.

(20)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(21)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(22)	TCE ratio is a non-GAAP capital ratio. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(23)	Results for Q2 2013 includes $2.1 million gain from the sale of OFG's claim in the Lehman Brothers bankruptcy.
(24)	Results for Q2 2013 includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(25)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(26)

Ratios for Q2 2013 do not include $59.0 million of non-performing residential mortgage loans reclassified to held-for-sale during the quarter. This loans were sold during the quarter ended September 30, 2013.

(27)	Delinquency is based on calendar days. This may cause fluctuations from quarter to quarter in the delinquency of mortgage loans, depending in the amount of days in each month.
(28)	Results for Q3 2013 includes $1.4 million loss from the sale of Oriental originated non-performing residential mortgage loans held-for-sale.